CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We have issued our report dated August 25, 2011, accompanying the financial statements of Colorado Investors' Quality Tax-Exempt Trust, Series 20 and New York Investors' Quality Tax-Exempt Trust, Series 6 (included in Van Kampen Unit Trusts, Municipal Series 692) as of April 30, 2011, and for the period from May 14, 2008 (date of deposit) through April 30, 2009 and for each of the two years in the period ended April 30, 2011 and the financial highlights for the period from May 14, 2008 (date of deposit) through April 30, 2009 and for each of the two years in the period ended April 30, 2011, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-150409) and Prospectus.

    We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
August 25, 2011